EXHIBIT 1
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     The  securities  represented  by this  Warrant and issuable  upon  exercise hereof have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the provisions of any applicable state securities laws, but have been acquired by the registered holder hereof for purposes of investment and in reliance on statutory exemptions under the Act, and under any applicable state securities laws. These securities and the securities issued upon exercise hereof may not be sold, pledged, transferred or assigned, nor may this Warrant be exercised, except in a transaction which is exempt under the provisions of the Act and any applicable state securities laws or pursuant to an effective registration statement.

                             STOCK PURCHASE WARRANT

                 To Purchase 1,333,333 shares of Common Stock of

                                 ASPENBIO, INC.

THIS CERTIFIES that, for value received, Howard Lieber (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time commencing upon the Commencement Date (as defined below) and on or before June 1, 2006 (the "Termination Date") but not thereafter, to subscribe for and purchase from AspenBio, Inc., a corporation incorporated in Colorado (the "Company"), up to 1,333,333 shares (the "Warrant Shares") of Common Stock, no par value per share, of the Company (the "Common Stock") at a purchase price of $1.50 per share (the "Exercise Price"). The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

     2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     3. Exercise of Warrant.

          (a) Except as provided in Sections 3(b), 4 and 7 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times subsequent to the Commencement Date and prior to or before the close of business on the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three business days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

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          (b) The Company has made a Confidential  Private Placement  Memorandum which covers an offering by the Company of the Common Stock for aggregate consideration of $3,000,000 (the "Offering"). For purposes of this Warrant, the "Commencement Date" shall mean the date of closing of the Offering, except that, 500,000 of the Warrant Shares may not be exercised by the Holder unless and until the Company's shareholders have approved an amendment to the Company's Articles of Incorporation increasing the Company's authorized shares of Common Stock. This Warrant is issued to the Holder pursuant to a Finder's Fee Agreement of this date related to the Offering (the "Agreement"). Pursuant to the Agreement, the Holder is
     entitled to receive a cash fee of 10% of the amount invested in the Offering by persons introduced to the Company by the Holder. In the event such introductions do not result in gross proceeds to the Company of
     $3,000,000,   then  the   Warrant   Shares   in  this   Warrant   shall  be
     proportionately reduced. By way of example, if the Holder introduces investors who purchase an aggregate of $1,500,000, then the number of Warrant Shares shall be reduced from 1,333,333 to 666,667. Provided, however, that if the Company terminates the Offering prior to September 19, 2003 and the Agreement has not been terminated by the Holder or the Company pursuant to Section 9.3 of the Agreement, then the number of Warrant Shares shall not be reduced.

          (c) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

          (d) If the Common Stock of the Company is publicly traded at the time of the exercise of this Warrant (as reasonably determined by the Company's Board of Directors), then, with respect to any such Warrant Shares, this Warrant shall also be exercisable by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by
     (A), where:

               (A) the average of the closing bid prices per share of Common Stock for the five Trading Day-period preceding the date of such election on the Nasdaq Stock Market, or if the Common Stock is not traded on the Nasdaq Stock Market, then the principal market in terms of volume (the "Principal Market"), and converted into US Dollars;

               (B) the Exercise Price of the Warrants; and

               (C) the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

     4.  No  Fractional   Shares  or  Scrip.  No  fractional   shares  or  scrip
representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

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

     5. Charges, Taxes and Expenses. Issuance of Certificates for Warrant. Issuance of share certificates shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

     7. Restrictions on Exercise Imposed by Federal and State Securities Laws. Holder hereby acknowledges that neither this Warrant nor any of the securities that may be acquired upon exercise of this Warrant have been registered under the Act or under the securities laws of any state. The Holder acknowledges that, upon exercise of this Warrant, the securities to be issued upon such exercise may come under applicable federal and state securities (or other) laws requiring registration, qualification or approval of governmental authorities before such securities may be validly issued or delivered upon notice of such exercise. With respect to any such securities, this Warrant may not be exercised by, and securities shall not be issued to, any Holder in which such exercise would be unlawful. As a condition to exercise, the Company may require the Holder to sign a representation letter confirming compliance with this Agreement and applicable federal and state securities laws and other applicable laws. Provided, also, that in connection with the Offering, the Company will enter into an investor rights agreement with the investors which will provide for, among other things, certain registration rights. The Holder shall be entitled to become a party to that investor rights agreement and to receive the registration rights contained therein.

     8. Transfer, Division and Combination.

          (a) This Warrant and any Common Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows:

               (1) To a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 8 with respect to any resale or other disposition of such securities, or

               (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

          (b) Subject to compliance with Section 8(a), transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. In the event that the Holder wishes to transfer a portion of this Warrant, the Holder shall transfer the shares underlying this Warrant to any such transferee. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

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

          (c) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 8(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          (d) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 8.

          (e) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

     9. Legend. Unless the shares of Common Stock have been registered under the Act, upon exercise of any of the Warrants and the issuance of any of the shares of Common Stock, all certificates representing shares shall bear on the face thereof substantially the following legend, as well as any other legends necessary to comply with applicable state and federal laws for the issuance of such shares:

          The securities represented hereby have not been registered under the Securities Act of 1933, as amended ("the Act") or any state securities laws and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, pledged, hypothecated or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

     10. No Rights as Shareholder until Exercise; Financial Information. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment. Notwithstanding the foregoing, prior to the exercise of the Warrant, the Holder shall be entitled to receive from the Company copies of its quarterly financial statements and such other financial information as Holder may reasonably request from time to time.

     11. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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

     12. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

     13. Adjustments of Exercise Price and Number of Warrant Shares.

          (a) Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in Warrant Shares or make a distribution in Warrant Shares to holders of its outstanding Common Stock,
     (ii) subdivide its outstanding Warrant Shares into a greater number of Warrant Shares, (iii) combine its outstanding Warrant Shares into a smaller number of Warrant Shares or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     14. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the number of Warrant Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of Warrant Shares for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 14. For purposes of this Section 14, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this
Section 14 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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     15. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     16. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

     17. Notice of Corporate Action. If at any time:

          (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

          (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

     then,  in any one or more of such cases,  the Company  shall give to Holder
(i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 19(c).

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     18.  Authorized  Shares.  Except as provided in Section  3(b),  the Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

     The  Company  shall  not  by any  action,  including,  without  limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefore upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

     Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

     19. Miscellaneous.

          (a) Jurisdiction. This Warrant shall constitute a contract under the laws of Colorado, without regard to its conflict of law, principles or rules.

          (b) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.

          (c) Notices. Any notice, request or other document required or delivered to the Holder by the Company shall be delivered to the Holder at 26995 Mesa Drive, Evergreen, CO 80439, or such other address as provided by Holder to the Company.

          (d) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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

          (e) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (f) Successors and Assigns. Subject to applicable securities laws and the provisions of Section 8(a), this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

          (g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

          (h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

          (i)  Headings.   The  headings  used  in  this  Warrant  are  for  the
     convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: June 17, 2003


ASPENBIO, INC.



By /s/ Roger D. Hurst
   ---------------------------
         Its President

Form to be used to exercise Warrant:

AspenBio, Inc.
1585 S. Perry Street
Castle Rock, CO  80104

Date:  _____________________, 200_

     The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of AspenBio, Inc. and hereby makes payment of $____________ (at the rate of $_________ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

or

     The undersigned hereby elects irrevocably to convert its right to purchase ____________ shares of Common Stock purchasable under the within Warrant into
__________ shares of Common Stock of AspenBio, Inc. (based on a "Market Price" of $________ per share of Common Stock). Please issue the Common Stock in accordance with the instructions given below.


---------------------------
Signature

---------------------------
Signature Guaranteed

     The undersigned understands that exercise or conversion is subject to compliance with Section 7 of the within Warrant.

     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:  ________________________________________________________
         (Print in Block Letters)

Address:_______________________________________________________
Form to be used to assign Warrant:

                                   ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

     FOR VALUE  RECEIVED,  ________________________________  does  hereby  sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of AspenBio, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:   ____________________, 200_.



--------------------------------------------
Signature

     The undersigned understands that assignment of the within Warrant is subject to compliance with Section 8(a) of the Warrant and the assignee's acknowledgement of the provisions and restrictions of the within Warrant.

     NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.